Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report of First Sentry Bancshares, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2009 as filed with the Securities and Exchange Commission (the "Report"), the undersigned, Geoffrey S. Sheils, President and Chief Executive Officer of the Company, and Richard D. Hardy, Senior Vice President and Chief Financial Officer, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Geoffrey S. Sheils                               Date: November 13, 2009
--------------------------------------------
Geoffrey S. Sheils
President and Chief Executive Officer



/s/ Richard D. Hardy                                 Date: November 13, 2009
--------------------------------------------
Richard D. Hardy
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to First Sentry Bancshares, Inc. and will be retained by First Sentry Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
                                     38